Exhibit 99.3

PROCYTE CORPORATION
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON MARCH 3, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints John F. Clifford and Robert W. Benson, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of ProCyte Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004, on Thursday, March 3, 2005 at 9:00 a.m., Pacific time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting, as follows:

☒ Please mark your votes as in this example.

1.	Proposal to approve the Agreement and Plan of Merger dated as of December 1, 2004, by and among PhotoMedex, Inc., Gold Acquisition Corp., a wholly owned subsidiary of PhotoMedex, Inc., and the Company, as a result of which the Company will become a wholly owned subsidiary of PhotoMedex, Inc. and each outstanding share of Company common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.6622 shares of PhotoMedex, Inc. common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To adjourn the special meeting to another time or place for the purpose of soliciting additional proxies to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR both of the foregoing the proposals. This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR each of the foregoing proposals.

(Continued and to be signed on other side)

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

	DATE	, 2005
SIGNATURE

	DATE	, 2005
SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the shareholder exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.